April 3, 2006

AMENDED SUBSCRIPTION AGREEMENTAND SUMMARY

MOBIFORM SOFTWARE INC.

Mobiform Software, Inc.
Suite 603-134 Abbott Street
Vancouver, British Columbia
V6B 2K4, Canada
Attention: Ron DeSerranno, President

Gentlemen:

Mobiform Software, Inc., a Delaware corporation ("we," "us," "our," or the "Company") is offering for sale (the "Offering"), to Accredited Investors only, as that term is defined in the Securities Act of 1933, as amended (the "Act "), up to 50 Units of the Company's securities, at U.S. $10,000 per Unit, each Unit consisting of 50,000 shares of our $.0001 par value common stock (the "Units"). The purpose of the Offering is to provide working capital for the Company's wholly owned, recently acquired, operating subsidiary Mobiform Software, Ltd., a Canadian corporation (the "Acquisition" and "Mobiform Canada," respectively), for professional fees in connection with the Acquisition and the preparation and filing of a Resale Registration Statement, as that term is defined herein, and become a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Acquisition closed on October 3, 2005.

No minimum number of Units need be sold by us in order for us to utilize the proceeds of the Offering. However, proceeds from the sale of the Units will be escrowed in a non-interest bearing account with our attorneys, Guzov Ofsink LLC (hereinafter, the "Escrow Agent") pending the acceptance of each subscription by the Company. We will continue the Offering until the earlier of the sale of all of the Units or May 31, 2006 (the "Termination Date). However, this offering may be terminated sooner by us or extended for an additional thirty (30) days in our sole discretion. All subscriptions received will be accepted on a "first received" basis.

Investing in the Units involves substantial risk. **(See "Risk Factors," page 7).** The Units being offered should not be purchased by any investor who cannot afford to sustain a total loss of his or her investment.

These securities have not been approved by the Securities and Exchange (the "SEC") or any state securities agency nor has the SEC or any agency passed upon the accuracy or adequacy of the Amended Term Sheet dated as of April 3, 2006 or this Amended Subscription Agreement and Summary (collectively, the "Disclosure Documents."). Any representation to the contrary is a criminal offense.

The undersigned subscriber (the "Subscriber") hereby subscribes for the number of Units set forth on the signature pages hereof **(page 28 for individual and joint purchasers and pages 29 and 31 for Corporations, Trusts and Partnerships).** The entire purchase price is due and

payable upon the execution of this Amended Subscription Agreement and Summary and shall be paid by check, subject to collection, payable to the order of "GUZOV OFSINK LLC, as ESCROW AGENT" or by wire transfer to their bank account as follows:

For U.S. Wire Transfers

Name of Bank:	First Republic Bank
Account Name:	Guzov Ofsink LLC IOLA Account
Account Number:	97900042171
ABA Number:	321081669

For Non-U.S. Wire Transfers

Name of Bank: Bank of America, San Francisco, CA
SWIFT CODE: BOFAUS6S
For Further Credit to First Republic Bank
Account No. 12331-22793
For the benefit of Guzov Ofsink IOLA Account
Account No. 97900042171

We have the right to reject this subscription in whole or in part.

In order to participate in this Offering, prospective investors are required to complete, sign and return to Guzov Ofsink LLC, counsel for the Company, at 600 Madison Avenue, 14th Floor, New York, NY 10022, Attention: Gerald A. Adler, a signed copy of this Amended Subscription Agreement and Summary, a Purchaser Questionnaire, the Escrow Agreement, with a check made payable to the order of Guzov Ofsink, LLC, unless the payment was by wire transfer (collectively, the "Subscription Documents").

Acceptance of subscriptions will be evidenced by our execution of a copy of this Amended Subscription Agreement and Summary. Subject to the terms and conditions of this agreement and acceptance by us of this subscription, we will deliver to each Subscriber a stock certificate registered in the name of the Subscriber, as indicated on the signature page hereto, representing the number of shares of common stock underlying the number of Units purchased.

The Subscriber acknowledges that the shares underlying the Units will not be registered under the Act or the securities laws of any State, that absent an exemption from registration contained in those laws, the issuance and sale of the Units and the shares underlying the Units would require registration, and that our reliance upon any such exemption is invariably based upon the undersigned's representations, warranties, and agreements contained in this Amended Subscription Agreement and Summary and the Purchaser Questionnaire.

1. DESCRIPTION OF THE COMPANY AND THE OFFERING

The Company and the Offering

The Company was originally formed under the name Firefly Learning, Inc. on May 31, 2001 and thereafter, conducted minimal business activities. In April, 2005, the Company entered into a letter of intent with Mobiform Software, Ltd, a Canadian corporation ("Mobiform Canada" or "Mobiform") wherein it was agreed that the Company would acquire, pursuant to an Exchange Agreement, all of the issued and outstanding shares of capital stock of Mobiform Canada in exchange for shares of the Company's common stock (the "Acquisition"). The terms of the Acquisition required the Company to issue to the shareholders of Mobiform Canada 14,300,000 of its shares. Assuming the sale of all of the Units, the former shareholders of Mobiform Canada will own approximately 75% of the Company's issued and outstanding shares.

Mobiform Canada, with offices in Vancouver, British Columbia was incorporated in Victoria on April 1, 2003 and has been developing graphics authoring products based on new Microsoft technologies to be released with Windows Vista. Mobiform products enable software developers and designers to visually build documents (web and applications user interfaces) and have them automatically converted into XAML (Extensible Application Markup Language). Mobiform has a strategic relationship with Microsoft, and has been working with the new XAML language for more than two years. Mobiform has created a powerful graphical designer to allow Internet and software developers to quickly design 2D and 3D XAML documents. This software application is named "Aurora."

Mobiform's technology team is comprised of five seasoned veterans of software design and development who together have a combined total of more than 50 years designing, building and delivering world-class software solutions. It is focusing its efforts on Microsoft's new document type, XAML and has invested three years of its time in XAML.

XAML

In the late 1990's, Microsoft realized that the technology used on the Internet and for the creation of documents and content was limiting. In 1999, Microsoft assigned 400 developers to a new project. The task was to develop a single new type of document that had all of the properties and capabilities of the many diverse formats such as HTML, PDF and Flash. The result was a new document type called XAML. With this new document type, Internet and software developers are only bound by the extent of their creativity. XAML can create online content like a web page, high resolution printable documents, graphics and animation like HTML, PDF and Flash, respectively. In addition, this new format has integrated support for Video and Audio, as well as the ability to create three dimensional diagrams and objects for use in engineering and many other applications

XAML, having all of the capabilities of HTML, Flash and PDF, should revolutionize application and web experiences while allowing developers and designers to speak the same

programming language thereby giving them the ability to quickly create unique end-user 3D experiences and converged applications unlike anything ever seen. This technology will be bundled in the launch of Microsoft's "Windows Vista." Microsoft will be the first software developer to market 3D applications, intuitive and collaborative web sites and robust interfaces. Mobiform's competitive Aurora authoring product is an integral piece that is required for delivering this technology.

Mobiform identified the trend towards document convergence three years ago and aligned itself closely with Microsoft and has steadily developed an expertise in XAML. Microsoft's confidence in Mobiform's abilities is evidenced by the numerous times Mobiform has been mentioned on Microsoft's web site and the level of interaction between Mobiform and the XAML focused Microsoft employees. Outside of Microsoft, Mobiform is now considered one of the leading authorities on this new technology and its authoring tool for this new language is actively being used and will continue to be used by the leaders in the XAML field. Mobiform is also consulting industry leaders such as Areva, Rockwell Software, Siemens, Investor Force and CSIRO on appropriate steps to take with this emerging technology and/or implementing Aurora components.

Following in the footsteps of authoring companies such as Corel, Adobe and Macromedia, Mobiform's goal is to become the "de-facto" standard XAML authoring product. Its flagship product, "Aurora XAML Designer," has been in development for more than two years

Product Description

Aurora is built with the designer and developer in mind. The intuitive user interface, ease of use and built in controls, deliver what it takes to create the superior 3D application and web interfaces. Aurora reduces the cost of application and web deployment by eliminating multiple authoring tools, creating a collaborative environment and speeding up the time-to-market. Designers and developers benefit from:

Full Conformity to Microsoft's Vista	Use of Microsoft XAML as Native Format	Generating 2D and 3D Graphics	Supporting Various Common Control Types
Full Plug in Architecture	Support of Custom Vista Controls	Componentized for use in NET Applications	Full Object Model
Clip Art Library	Style Support	Unique Brushes for Customization	Simple Editing

Aurora is the first software program available on the market for full distribution that builds and displays XAML documents. Mobiform's Aurora authoring tool currently works on Windows XP and conforms fully to the Microsoft Vista Object Model. Mobiform is a world leader in XAML authoring products with Aurora being available for license by companies who want to create XAML documents today.

Strategy & Revenue Projections

Stage 1: Major Position in XAML Based Technologies

Mobiform's go-to-market strategy is simple: It seeks to become a leading graphics technology company specializing in Windows Presentation Foundation (WPF). To achieve this, Mobiform is offering free downloads of Aurora, its XAML authoring tool. With thousands of downloads of its products globally, Mobiform believes it is well on its way to achieving brand-name recognition. Mobiform will continue its efforts to generate incremental revenue by working with global industry leaders like Rockwell Software, Siemens and Areva in selling consulting services and tool customization during its brand recognition phase.

Stage 2: Accenting XAML Based Technologies

While having the XAML rendering technology is of great value, it does not however round out Mobiform's planned technology portfolio. Mobiform still must develop accenting technologies necessary for a fully rounded suite of intellectual property. Mobiform is continuing to investigate the use of other technologies. However, its present accenting technologies will be the next generation of internet communication and document printing technologies currently being released by Microsoft: "Metro" and "Indigo." This additional technology will lead Mobiform into its Third Stage.

Stage 3: Become a Leading Software Products Company

Once equipped with the technology infrastructure developed during Stage 2, Mobiform believes that developing highly interactive and powerful software will be simplified. Mobiform's goal for Stage 3 is to move its the business focus from technology development to product development. During this stage, Mobiform will be in an ideal position to develop software products for industry verticals in sectors such as Industrial Automation, Healthcare and Geographic Information Systems. With Mobiform's in-depth knowledge of the specifications and XAML technologies, it will be able to build software products more rapidly and at a lower total cost of ownership to the consumer. Products will be created through two different scenarios, (i) in-house creation of Mobiform's own consumer products; and (ii) integration into third party products. Both scenarios will result in Mobiform licensed sales of its technologies and products. Contract and co-development efforts will provide Mobiform with additional revenue streams.

Revenue Strategy

The greater portion of Mobiform's revenue is currently being generated by working with Fortune 500 companies on defining their XAML strategy and implementing Aurora to meet upcoming end-user demands based on Microsoft's launch of "Windows Vista." Mobiform is presently executing three distinct revenue streams, (i) direct licensing of its Aurora authorizing tool, (ii) integration and imbedding XAML and Aurora into third party "in-house" operating systems, and (iii) offering training and consulting services on XAML authorizing.

Mobiform believes that after the launch of Microsoft Vista, there will be an enormous retail market for software products that assist developers and designers in creating XAML documents. Mobiform's XAML authorizing products are targeted to be the first to market. Other players have started building similar technology but those players, we believe, do not have the market awareness of Mobiform's Aurora. Mobiform continues to offer evaluation copies (Betas) of Aurora on the Internet. Aurora is downloaded over 1,500 time per month by the software development community.

Mobiform will also be licensing Aurora through retail box product, original equipment manufacturers (OEM), open licensing and renewal license programs. It will also target potential customers to offer customized Aurora applications to meet their industry requirements.

Mobiform is also generating recurring product revenue through licensing sales of its existing SVG (Scalable Vector Graphics) product. Based upon the limitations of SVG, its future is questionable, yet it is still being used and adopted by certain companies.

Market Information

Mobiform's immediate industry focus relates to the following:

Geographic Information Systems (GIS) – This industry is going to be one of the first to adopt XAML universally. Many GIS companies have downloaded and are evaluating Mobiform's XAML products.

Industrial Automation – Rockwell Automation has approached Mobiform on a consultancy basis to implement its XAML components within their software. Customers, such as Rockwell Automation, demand a highly visual and intuitive interface which XAML's technology will deliver. In February, 2006, Rockwell Automation extended its existing contract with Mobiform in order to further continue implementing and enhancing Rockwell Automation's software.

Electrical Engineering – Siemens, an early Mobiform customer, is presently using Mobiform's SVG technologies in their mission critical electrical monitoring applications.

Energy – Areva, a large international company specializing in engineering nuclear power and an early user of Mobiform's technology, is now requesting Mobiform to develop

specific enhancements to Aurora. Mobiform's contract with Areva has recently been extended due to the success of the initial pilot project undertaken by the parties.

Other Target Markets -- Mobiform also intends to target other markets such as, Advertising, Education, eLearning, Engineering, Exploration, Financial, Gaming, Healthcare, Media, Mobility, Oil and Pharmaceutical.

Risk Factors

An investment in the Units is speculative and involves a high degree of risk. Therefore, you should not invest in the Units unless you are able to bear a loss of your entire investment. You should carefully consider the following factors as well as the other information contained herein before deciding to invest in the Units. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described above. The Disclosure Documents and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections.

Risk Factors Relating to our Business

Mobiform Canada has a history of net losses.

Mobiform Canada has incurred net losses in each year of its existence. For the fiscal years ending October 31, 2005 and 2004, Mobiform Canada's accumulated deficit was approximately \$300,000 and \$111,663, respectively. If Mobiform Canada continues to sustain prolonged net losses or losses from continuing operations, it may, without additional financing, have to cease operations.

Best Efforts Financing; Our failure to sell all of the Units may adversely affect the Company's future.

The Units being offered by the Company are offered on a "best efforts" basis and, as of the date of this Amended Subscription Agreement and Summary, approximately twenty five (25) Units representing \$250,000 have been sold with approximately twenty five (25) Units remaining unsold. No commitment exists by anyone to purchase any of the unsold Units. Regarding the unsold Units, no minimum number of those Units need be sold by the Company in order for the Company to utilize any of the proceeds from the sale of those Units. We cannot give you any assurance that all or substantially all of those Units will be sold. To the extent that less than substantially all of those Units are sold and absent additional financing, we may be prevented from fully implementing our immediate business plans, including our ability to file the Resale Registration Statement to register shares of the Subscribers and become a reporting company under the Exchange Act.

Our future operations depend on our ability to obtain additional financing.

Mobiform Canada has historically financed its operations through equity investments from its former shareholders and from cash generated from sales. We believe that the sale of the remaining Units together with anticipated cash flow generated from Mobiform Canada's operations will sufficiently allow us to continue to implement Mobiform Canada's immediate business plan, including its filing with the SEC of the Resale Registration Statement. However, if the Offering terminates with less than all of the remaining Units being sold, and we are unable to raise additional funds, our ability to go forward with Mobiform Canada's business plan may be severely hampered. We cannot assure you that if we are required to raise additional debt or equity financing in the future that we will be able to obtain such financing on satisfactory terms, if at all. If, in the future, we issue any additional equity or convertible debt securities, we may substantially dilute the interests of our current shareholders, including the purchasers of the Units. If our future capital requirements are greater than the cash we obtain from our business and/or available financing, we may, among other things, be required to significantly reduce Mobiform Canada's development, product commercialization, marketing or other activities or even cease operations.

Mobiform Canada presently depends on a small number of customers for revenue.

Most of Mobiform Canada's incremental revenue is attributed through working directly with companies on product customizations to meet their needs. Some of those active relationships may end shortly. Mobiform Canada is actively seeking new clients to either consult with on this new technology or embed Aurora components into their solutions. As Mobiform Canada cannot presently charge customers for licensing Aurora, it is seeking new clients who are willing to pay it to customize Aurora to meet their needs. These types of relationships also assist in speeding up Mobiform Canada's development process. We cannot give you any assurance that we will be successful in developing a profitable customer base.

Mobiform Canada depends on Microsoft Corporation's advances and releases in their technology offering.

Mobiform Canada's software is built on top of Microsoft Vista. This technology is still being developed and only beta versions of the software have been or will be publicly released by Microsoft until the anticipated launch date in the first quarter of 2007. Mobiform Canada's software is redesigned and enhanced based on these releases and therefore it is unable to determine when its software technology will be available for sale. Mobiform Canada cannot legally sell its software until authorization is granted by Microsoft. Until such time, it can only offer free beta downloads.

The WinFX pillar of Microsoft's technology is an integral part of "Windows Vista" and may be released earlier which could mean earlier than anticipated licensing revenues for Mobiform Canada. In the unlikely event that Microsoft decides not to go forward with this technology, Mobiform Canada's software would be at risk which would have a material adverse effect on its business, financial condition and results of operations.

Present reluctance of companies to invest in a product with an expected launch date in first quarter of 2007.

While the market potential for Mobiform Canada's product is great and while it believes Microsoft Vista will revolutionize web and application user interfaces and the power behind them, many companies are still very reluctant to proceed with an investment based upon the launch date of Microsoft Vista which could be as late as the end of the first quarter of 2007, if not later. A majority of companies are still not informed as to how they will benefit from upcoming changes. Although Microsoft employs evangelists in the field to interface with Fortune 1000 companies, understanding and acceptance of this technology is limited to specific industries. No assurance can be give that Mobiform Canada will be successful in integrating its product in a timely manner or profitable scale.

Between the initial introduction of XAML and now, a number of companies have started developing similar technologies creating competition for Mobiform Canada.

The number of competitors is bound to grow as time goes on. Mobiform Canada cannot guarantee that it will remain a leader in its field. Its competition also has strong product offerings and is also actively marketing their technology. Most of the entities with which Mobiform Canada competes or will compete with in the future will have substantially greater financial resources, sales and personnel than it has. Moreover, there can be no assurance that other companies will not enter the marketplace or that other companies will not produce products superior to that of Mobiform Canada.

Microsoft may lose market share because it typically offers closed standards relative to its technology which could adversely effect the Company.

Open Operating System (OS) standards are gaining momentum in Europe which could. negatively impact Mobiform Canada's growth potential. XAML is currently not open standards based and therefore, many European companies are investing in Open Standard technologies such as SVG. While Mobiform Canada believes it can capitalize on these opportunities, it also believes that it should devote its efforts and financial resources in XAML based upon what it perceives to be the anticipated demand and global deployment. While Mobiform Canada believes Microsoft will remain the dominant leader in the sectors it works in, no assurance can be given that similar or better technologies will not be developed which, if developed, would have a material adverse effect on Mobiform Canada's business, financial condition and results of operations.

Mobiform Canada may accidentally infringe on the intellectual property rights of third parties.

Mobiform Canada has not patented or trademarked any of its technology, logos or trademarks. Its future success and its ability to compete may greatly depend on its proprietary technology. Mobiform Canada therefore relies on trade secret laws, together with non-disclosure agreements and licensing agreements to establish and protect whatever proprietary rights that it

may have. Mobiform Canada also uses Microsoft's technology to build its Aurora XAML Designer. This, combined with its redistribution of shared information through marketing and authoring, may put it at risk. In the future, and to the extent Mobiform Canada is successful in raising additional capital, it may allocate a portion of those proceeds to intellectual property protection. To date, retaining patent counsel has been too costly and establishing trade patents would have been too time consuming. Therefore, Mobiform Canada cannot assure you that its efforts will successfully protect its technology because: (i) the laws of some foreign countries may not protect its proprietary rights as fully as do the laws of the United States and Canada; (ii) if a competitor were to infringe on its proprietary rights, enforcing those rights may be time consuming and costly, diverting management's attention and its resources; (iii) measures like entering into non-disclosure agreements afford only limited protection; (iv) unauthorized parties may attempt to copy aspects of its products and develop similar products or obtain and use information that Mobiform Canada regards as proprietary; and (v) Mobiform Canada's competitors may independently develop or patent technologies that are substantially equivalent or superior to its technology, duplicate its technologies or design around its intellectual property rights. In addition, others may assert infringement claims against Mobiform Canada. The cost of defending infringement claims could be significant, regardless of whether the claims are valid and no assurance can be given that we will have the financial ability to defend any such claims.

Mobiform Canada depends upon key personnel for future success.

The future success of the Company will depend to a large extent on the continued contributions of Ron DeSerranno, Mobiform Canada's President, Chief Executive Officer and Director who is responsible for programming decisions, design changes, enhancements and strategies, Gary Fuhr Mobiform Canada's Vice President Product Development and Director and Jason Wylie, Mobiform Canada's Chief Technology Officer. We do not have "key person" life insurance policies on lives of Messrs. DeSerranno, Wylie or Fuhr. The loss of any of these individuals could have a material adverse effect on our business, financial condition and results of operations. The Company intends, upon completion of this offering with all of the Units being sold, to allocate a portion of those proceeds to purchase such insurance, subject to the insurability of those individuals. The Company's future success and plans for growth also depends upon its ability to attract, train and retain personnel in all areas of our business.

Indemnification of Officers and Directors.

Our Certificate of Incorporation provides for indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation, even though such action, if successful, might otherwise benefit the Company and its shareholders.

Risk Factors Relating to our Common Shares

Voting Control by our President and CEO.

Ron DeSerranno, our President and Chief Executive Office, along with his affiliates and/or family members will own, assuming the sale of all of the remaining Units, approximately 51% of our outstanding shares. As our Certificate of Incorporation does not provide for preemptive rights or cumulative voting for the election of directors, Mr. DeSerranno has and will continue to have effective control of our company and will be able to elect all of our directors and appoint all of our officers and otherwise control our affairs and operations. In addition, and not included in the aforesaid percentage of ownership, Mr. DeSerranno, pursuant to his current employment agreement, has warrants to purchase 2,000,000 additional shares of common stock of the Company.

We do not expect to distribute cash dividends.

We do not anticipate paying any cash dividends on our shares because we intend to retain our earnings to finance our business. We cannot assure you that our operations will result in sufficient revenues to enable us to operate at profitable levels or to generate a positive cash flow. Therefore, investors who anticipate the need for immediate income in the form of dividends should refrain from the purchase of our Units. In the future, our Board of Directors will decide whether to declare any cash dividends based on the conditions then existing, including our earnings and financial condition.

There were no negotiations regarding the offering price of our Units with third parties or any determination of the value of our shares underlying the Units by an independent appraiser.

The offering price of the Units (which equates to U.S. $0.20 per share) was determined by us in conjunction with our negotiations, prior to the Acquisition, with the principals of Mobiform Canada and is not related to our asset value, projected future value, net worth, results of operations, financial condition or any other established criteria of value. Factors considered in determining such prices, included the history of and the business prospects for the Company, an assessment of the net worth and financial condition of the Company and Mobiform Canada and an evaluation of management of Mobiform Canada. The prices should in no event, however, be regarded as an indication of any future market price of our common stock. As a new investor, you will experience immediate, substantial dilution of the net tangible book value of the shares underlying the Units. Assuming the sale of all of the remaining Units, you will (i) pay a price per share that substantially exceeds the value, on a per share basis, of our assets after we subtract from these assets, our intangible assets and liabilities; (ii) contribute substantial funds but will only own, in the aggregate, approximately 13 % of our outstanding shares; and (iii) experience further dilution in the net tangible value of your shares as a result of future issuances of common stock and the exercise of outstanding warrants and options. "Dilution" means the difference between the offering price per share and the net tangible book value per share as adjusted for the Offering.

No Present Market for the Securities of the Company.

There is presently no public market for our securities, including the Units and the shares of common stock underlying the Units. It is not expected that any market will develop for our securities until such time as our Resale Registration Statement, to be filed with the SEC, is declared effective. Neither the Units nor the shares of common stock underlying the Units being offered have been registered under the Act. Accordingly, the Units and the common stock underlying the Units may not be resold unless a registration statement is filed and becomes effective or an exemption from registration is available. Similar restrictions on transferability are imposed under the securities or "blue sky" laws of certain states. As a result of these limitations on transferability, an investment in the Units should be considered illiquid. Therefore, investors may not be able to sell their Units or the securities underlying the Units in the future.

Authorization of Preferred Stock.

The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, \$.0001 par value, which shares may be issued in classes and series, pursuant to the rights, designations and preferences as determined by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company's shares of common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in the control of the Company. See "Description of Securities."

Issuance of Additional Securities and Future Acquisitions.

Our Board of Directors has authority to issue additional shares of common stock or other securities without the consent or vote of our shareholders. The issuance of additional shares, whether in respect of a transaction involving a business opportunity or otherwise, may have the effect of further diluting the proportionate equity interest and voting power of our shareholders, including subscribers who invest in this offering. In the event of such future acquisitions, we could issue equity securities which would dilute current shareholders' percentage ownership, incur substantial debt or assume contingent liabilities. Such actions by the Board of Directors could materially adversely affect our operating results and/or the value of our common stock. Acquisitions also entail numerous risks, including:

- difficulties in the assimilation of acquired operations, technologies or products;
- unanticipated costs associated with the acquisition;
- diversion of management's attention from other business concerns;
- adverse effects on existing business relationships with suppliers and customers;
- risks associated with entering markets in which we have no or limited prior experience; and
- potential loss of key employees of acquired organizations.

We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire in the future, and our failure to do so could materially adversely affect our business, operating results and financial condition.

This document contains forward-looking statements that involve assumptions by us and are uncertain.

Statements included in this Amended Subscription Agreement and Summary that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by us from time to time and such statements may be included in documents other than the Disclosure Documents. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements herein and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included herein, will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein. the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Use of Proceeds

The proceeds provided to the Company from the Offering will be used for professional fees in connection with this Offering, the Acquisition, and to enable the Company to file the Resale Registration Statement, as that term is defined below, and become a reporting company under the Exchange Act. The proceeds will also be allocated for (i) distribution of the Company's Aurora Software; (ii) attendance at trade shows; (iii) software development; and (iv) additional working capital. Allocation of the proceeds may be changed in response to unanticipated business developments and the Company may reallocate the proceeds among the above categories or to new categories if it believes such to be in its best interests. As a subscriber, you will not receive any notice of or the right to approve or disapprove of any such change.

Directors and Officers of the Company

Ron DeSerranno, Age 39, President, Chief Executive Officer, Treasurer and Director

Mr. DeSerranno is a founder and CEO of Mobiform Canada. His software development career first began at the Space and Atmospheric Research Group, Physics Department, at the University of Western Ontario. He was a Microsoft Certified Trainer and Consultant and taught courses in both New York and Toronto. From August, 1997 to November, 2000, he was a Senior Software Engineer for Rockwell Software, Inc./Dynapro Inc. where he was the development lead and architect for Rockwell's flagship industrial automation product RSView, an invaluable tool to globally scaled companies like Kraft and General Motors. In 2002 he served as Vice President of Software Development for Motivus Software Ltd. Other ventures include the establishment of BoardMaster Software and Motivus Software Ltd. Mr. DeSerranno is considered one of the leading authorities on XML based graphics technologies and has been designing and developing world class software products for many years. His current focus is on WinFX by Microsoft. Mr. DeSerranno received diplomas in Environmental Technology and Computer Support Technician in 1991 from Fanshawe College of Applied Arts and Technology, a degree in Physical Geography in 1993 from the University of Western Ontario and attended, in 1994, CDI College for Program Analysis. He has been with Mobiform Canada since March 2003.

Gary Fuhr, Age 42, Vice President Product Development and Director

Mr. Fuhr is a founder and Vice President of Mobiform Canada. From 1989 through May of 2004 he was Chief Executive Officer and owner of Acrosoft Software, Inc., a company that consulted in the information technology industry. As a consultant, he has been responsible for the design and development of systems for lumber export sales and documentation, sawmill preventive and corrective maintenance, and construction estimating and invoicing. Mr. Fuhr is a Microsoft Certified Database Administrator (MCDBA) and Microsoft Certified System Engineer (MCSE), having received those certifications in 2001 and attended, in 1988, Simon Fraser University for Computer Science. He has been with Mobiform Canada since April, 2003.

Jason Wylie, Age 30, Chief Technology Officer

Mr. Wylie is Mobiform Canada's Chief Technology Officer. Mr. Wylie is a graduate of the Computer Systems Technology course at BCIT and has been programming in the Vancouver IT Industry for over 10 years. His career began at Net Nanny creating application and security programs. Mr. Wylie then moved into multimedia programming for "the media," where he built graphical user interfaces (GUI), online databases and developed plug-ins for various art software packages. During that time he developed his skills in 3D programming which led him into the Gaming Industry where he worked at Barking Dog Studios (now Rockstar Vancouver) for 3 years. Given his background in both 3D programming and GUI development, Mr. Wylie brings strong leadership and solid grounding to the further development to Mobiform Canada's Software's product line. He has been the Chief Technology Officer of Mobiform Canada since

July 2004. Mr. Wylie received a diploma for Computer Sciences in 1995 from the BC Institute of Technology.

Francis V. Lorenzo, Age 44, Secretary and Director

Mr. Lorenzo, a Director of the Company, was formerly Vice President and Secretary of the Company prior to the acquisition of Mobiform Canada. He was formerly a Managing Director of OTC Solutions, LLC ("OTC Solutions"), a company that worked with small and microcap companies in the Over the Counter sector. He has over 17 years of experience in the public financial sector. In 1986 he began his career with Speer, Leeds & Kellogg Investors Inc. as an arbitrage assistant. He thereafter became an arbitrage trader in the XMI Major Market Index (futures and options) on the American Stock Exchange. In 1996, Mr. Lorenzo was a partner of a branch office of First Montauk Securities, a registered broker/dealer. Thereafter, he formed the Loren Investment Group, Inc., a company specializing in advising companies on going public through the reverse-merger process as well as advising on securing the necessary financing to continue as a public entity. Mr. Lorenzo received a BA degree in Economics and Political Science from the University of Colorado in 1984.

Limitation on Liability of Directors

The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation, or to its shareholders, for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derive an improper personal benefit. Our Certificate of Incorporation exonerates our directors from monetary liability to the extent permitted by this statutory provision.

We have been advised that it is the position of the SEC that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Act, that provision is against public policy as expressed in the Act and is therefore unenforceable.

Advisory Committee

The following individuals are presently advisors to Mobiform Canada who will continue to be instrumental in providing related guidance and direction to the Company:

Robert Jamieson, a principal with an accounting firm in Vancouver, British Columbia., has been engaged with high-tech companies on the Over the Counter Market and on various Canadian exchanges for many years. Mr. Jamieson counsels Mobiform Canada on matters of investment, finance and corporate due diligence.

Kevin Gordon, a senior systems architect for Rockwell Automation for over a decade, reports directly to the Chief Technical Officer of Rockwell Software. He provides strategic vision and direction for all Rockwell Software product lines relating to mission critical systems

used in industrial automation. Mr. Gordon has been involved with Mobiform Canada since its inception and provides technical, product and strategic advice.

Scott Dunlop is an attorney with one of Canada's largest law firms, Vancouver based, Davis and Company. Mr. Dunlop's area of expertise is high-tech companies, particularly in software gaming and graphics. Mr. Dunlop provides counsel on intellectual property, investment, and corporate responsibility to Mobiform Canada.

Richard Nearing is the founder of the Company and formerly its Chairman and Chief Executive Officer. He has over 30 years of experience in business and technology management, development, marketing, sales, and operations. During his career he worked for 8 years at Texas Instruments (TI) which was highlighted by a 1970's development and operation of a worldwide, corporate communications network founded on early-Internet DARPA technologies, and subsequently serving as TI's Corporate Electronic Communications Strategy Manager. He worked for 18 years at Electronic Data Systems (EDS) managing technical, customer service, and marketing and sales support organizations. From 1984 through 1987, he was Managing Director at EDS on a senior management team that grew a 100 person organization to 2000 in 12 months, while building a telecommunications network with associated voice and data services for General Motors. In 1994, he established and managed the EDS Shadow Patent Office, the first patent searching business delivering via the Internet. [He is currently President of Forester Associates, L.L.C., consulting in Internet business and technology. He has served on industry advisory boards to educational institutions at the college, community, school district, and secondary levels. These include the Richardson Independent School District RISE Foundation Board, the University of Dallas Telecommunications Management MBA Advisory Board, the Richardson Chamber of Commerce, promoting math and science careers to secondary students in the Telecom Corridor, and the Oklahoma State University Institute for Telecommunications, which, among other activities, provided a delivery backbone for distance learning to secondary schools in sparsely-populated middle America. Mr. Nearing received a Bachelors' degree in Math and Statistics from Oklahoma State University where he also took graduate courses in Computer Science. He also took graduate courses in Business Administration from the University of Virginia.

The Units—Registration Rights

Except as set forth below, the Company will use its best efforts to file the Resale Registrations Statement within Ninety (90) days after the Termination Date (the "Resale Registration Statement"). It is intended that the Resale Registration Statement will be filed with the SEC on Form SB2 or such other form as may be then available, registering for sale at least one-half of the shares of common stock underlying the Units (the "Registrable Securities"). The Company will keep the Registration Statement current and maintain compliance with each Federal and state law or regulation for the period necessary for a subscriber for the Units to effect a proposed sale or other disposition of the registered shares, but in no event beyond the period in which such subscriber could sell his shares under Rule 144 of the Act. Anything to the contrary herein notwithstanding, the Company reserves the right to delay the filing of its Resale Registration Statement in the event it has a reasonable opportunity to raise additional capital within ninety days after the Termination Date.

Description of Securities

Common Stock

Upon the termination of the Offering and assuming the sale of all of the Units, an aggregate of 19,015,333 shares of common stock will be issued and outstanding.

The Company is authorized to issue up to 45,000,000 shares of common stock, $.0001 par value per share. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of legally available funds. As of the date of the Amended Term Sheet and not including any of the shares comprising the Units sold in this offering, the Company has 17,765,333 shares of common stock issued and outstanding.

The holders of the common stock have one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the Company's net assets available for distribution. Shares of our common stock do not have cumulative voting rights and vote as a class on all matters requiring shareholder approval. Therefore, the holders of a majority of the shares of common stock may elect all of the Company's directors and control its affairs and day to day operations. Shares of common stock are not redeemable and have no preemptive or similar rights.

At present, we serve as our own transfer agent for our common stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred Stock, par value $.0001 per share ("Preferred Stock"). The Company's Board of Directors, without further shareholder action, may issue shares of Preferred Stock in any number of series and may establish as to each such series the designation and number of shares to be issued and the relative rights and preferences of the shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of common stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The Company has not issued any shares of Preferred Stock and has no present intention to issue shares of Preferred Stock. Such an issuance could discourage or defeat efforts to acquire control of the Company through acquisition of shares of common stock.

Options and Warrants

There are presently outstanding options and warrants to purchase an aggregate of 6,000,000 shares of the Company's common stock including warrants to purchase 5,500,000 shares of common stock issued pursuant to current employment agreements.

2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER.

The undersigned Subscriber represents, warrants, and agrees as follows:

(a) This Amended Subscription Agreement and is irrevocable.

(b) He has read this Amended Subscription Agreement and Summary dated as of April 3, 2006 inclusive of the Risk Factors. In addition, he has been given the opportunity to conduct a "due diligence" inquiry into the business of the Company, to ask questions of, and receive answers from, the Company and its management concerning the terms and conditions of the Offering and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the undersigned desires in order to evaluate his investment.

(c) He is aware that the purchase of the Units is a speculative investment, involving a high degree of risk and that there is no guarantee that he will realize any gain from this investment, and that his entire investment could be lost.

(d) He understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering or any recommendation or endorsement of the Offering.

(e) He is purchasing the Units for his own account, with the intention of holding the shares underlying the Units indefinitely, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of those shares and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(f) He, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in his investment in the Units. He has no reason to anticipate any material change in his personal financial condition for the foreseeable future.

(g) The Subscriber is an "Accredited Investor" as that term is defined in Section 2(15) of the Act and Rule 501 of Regulation D promulgated thereunder. Specifically an Accredited Investor is:

(i) A bank defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(3) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its

political subdivisions for the benefit of its employees, if such plan has total assets greater than $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets greater than $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(ii) A private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940.

(iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets greater than $5 million.

(iv) Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

(v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds U.S. $1 million.

(vi) A natural person who had an individual income greater than U.S.$200,000 in each of the two most recent years or joint income with that person's spouse greater than U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(vii) A trust, with total assets greater than $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.).

(viii) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Subscriber must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

(h) He is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely or to afford a complete loss of his investment in the Units.

(i) His overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and the investment in the Units will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to him and to others would not be available if the undersigned's present intention were to hold the shares underlying the Units for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the SEC, a purchase now with a

present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Units may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the SEC would then regard such sale as one for which no exemption from registration is available. The undersigned will not pledge, transfer or assign this Amended Subscription Agreement and Summary.

(j) The funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

(k) FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY: If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Amended Subscription Agreement and Summary appropriate evidence of the authority of the individual executing this Amended Subscription Agreement to act on its behalf (e.g. if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring Units and (iii) the undersigned has the full power and authority to execute this Amended Subscription Agreement and Summary on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

(l) The address shown under the undersigned's signature at the end of this Amended Subscription Agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

(m) He has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

(n) He acknowledges that the certificate for the shares underlying the Units will contain a legend substantially as follows:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAS BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION

WHICH IS EXEMPT UNDER PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THESE SECURITIES.

(o) He expressly acknowledges and understands that the Company is relying upon the undersigned's representation contained in the Amended Subscription Agreement and Summary and Purchaser Questionnaire.

(p) He understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold the Company and its officers, directors and counsel harmless from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in any Subscription Document. Such indemnification shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all reasonable costs expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a) **Good Standing of the Company.** The Company Represents, warrants and covenants that it is duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Disclosure Documents and to enter into this Amended Subscription Agreement and Summary; to issue the shares underlying the Units and to be bound by the provisions and conditions hereof.

(b) **Registration Rights.**

(i) **Right to include Registrable Securities.** Within ninety (90) days after the Termination Date, the Company will use its best efforts to file the Resale Registration Statement with the SEC (the "Registration Statement") registering at least one-half of the shares of common stock underlying the Units (the "Registrable Securities"). The Company will keep the Registration Statement current and maintain compliance with each Federal and state law or regulation for the period necessary for a subscriber for the Units to effect the proposed sale or other disposition, but in no event beyond the period in which such subscriber could sell his securities under Rule 144 of the Act. Anything to the contrary herein notwithstanding, the Company reserves the right to delay the filing of its Resale Registration Statement in the event it has a reasonable opportunity to raise additional capital within ninety days after the Termination Date.

(ii) Registration of Underwritten Public Offerings. If this registration involves an offering by or through underwriters, then (i) all holders of Registrable Securities whose securities are to be included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling security holders and (ii) any holder whose Registrable Securities are included in such Registration Statement may elect in writing, not later than three (3) business days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his Registrable Securities so included in connection with such registration.

(iii) Payment of Registration Expenses for Registration. The Company shall pay all Registration Expenses in connection with such registration of Registrable Securities pursuant to the registration right contained in this Section 3(b).

(iv) Priority in Registration. If this registration involves an offering by or through underwriters, the Company shall not be required to include Registrable Securities therein, if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that any such reduction or elimination shall be pro rata to all other holders of the securities of the Company entitle to registration rights in proportion to the respective number of shares they have requested to be registered.

(c) Registration Procedures. If and whenever the Company takes action to register Registrable Securities on behalf of any holder, it shall, as expeditiously as practicable:

(i) Furnish to each selling security holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference)

(ii) Deliver to each selling security holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus), any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of the selling security holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto;

(iii) Prior to any public offering of Registrable Securities, cooperate with the selling security holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky-laws of such jurisdictions within the United States as any selling security holder or underwriter reasonably requests in writing, keep each such registration or qualification effective during the period such Registration Statement is required to

be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

(iv) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

(v) Use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(vi) Enter into such agreements (including an underwriting agreement) and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (a) make such representations and warranties to the underwriters, in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (b) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (c) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with underwritten offerings; (d) set forth in full in any underwriting agreement entered into, the indemnification provisions and procedures of this Section 3 with respect to all parties to be indemnified pursuant to said this Section; and (e) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder;

(h) Make available for inspection by one or more representatives of the holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives, in connection with such; and

(i) Otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such holder or underwriter shall have requested that the Registrable Securities be sold.

Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Act to be included in such Registration Statement.

(d) <u>Indemnification.</u>

(i) <u>Indemnification by Company.</u> In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each holder and each underwriter of Registrable Securities and each Person, if any, who controls such holder or underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any holder or underwriter (or any person controlling such holder or underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or was made in such Registration Statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such holder or underwriter specifically for use therein. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such person (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

(ii) Indemnification by a Holder. In connection with each Registration Statement, each holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 3(d)(i), the Company, its directors and each officer who signs the Registration Statement, each other holder, each underwriter of Registrable Securities, and each person who controls the Company, such other holder or underwriter (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, a prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such holder to the Company specifically for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

(iii) Conduct of Indemnification Procedure. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in this Section 3 shall be available to any party who shall fail to give notice as provided in this Section 3 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (b) it shall have been reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party; it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties) or (c) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the

reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnified party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

(iv) Contribution. In connection with each Registration Statement relating to the disposition of Registrable Securities, if the indemnification provided for in subsection (d) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (d)(i) or (d)(ii) of this Section 3 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

(v) Specific Performance. The Company and the Holder acknowledge that remedies at law for the enforcement of this 3 may be inadequate and intend that this Section 3(d) shall be specifically enforceable.

4. General.

(a) Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Secretary of the Company, at its principal corporate offices. Any notice required to be given or delivered to a Subscriber shall be addressed to the Subscriber at the address indicated below or to such other address as such party may designate in writing from time to time to the Company in accordance herewith. Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, together with confirmation of successful transmission, or (iii) the business day after deposit for next business day delivery with a nationally recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature page, or at such other address as such party may designate by ten days' advance written notice to the other parties hereto. All notices for delivery outside the united States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail and, if not sent by facsimile, will be effective and deemed given under this Agreement five business days following dispatch. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given notice.

(b) Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

(c) The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Amended Subscription Agreement and Summary, together with any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Amended Subscription Agreement and Summary which alone fully and completely expresses their agreement.

(d) This Amended Subscription Agreement and Summary may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this agreement.

(e) The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Amended Subscription Agreement and Summary and the intent and purposes hereof.

(f) This Amended Subscription Agreement and Summary shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but this Agreement may not be assignable or transferable by any of the parties hereto.

(g) All section titles or captions contained in this Amended Subscription Agreement and Summary for convenience and reference only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

(h) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

(i) This Amended Subscription Agreement and Summary shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and/or the United States District Courts for the State of New York.

(j) This Amended Subscription Agreement and Summary may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the Subscriber and by the Company on the respective dates set forth below.

Number of Units		Price Per Unit		Amount of Purchase Price
_______	x	$10,000	=	$__________

Individual Signature(s):

______________ Date	______________________ Signature of Subscriber
______________ Social Security No.	______________________ Printed Name
______________ Telephone No.	______________________ Street
______________ Facsimile No:	______________________ City State Zip
______________ Date	______________________ Signature of Co-Subscriber
______________ Social Security No:	______________________ Printed Name
______________ Telephone No:	______________________ Street
______________ Facsimile No:	______________________ City State Zip

Subscription Accepted by:

Mobiform Software, Inc.

By:______________________ Date:______________________
Ron DeSerranno, President

IN WITNESS WHEREOF, this Agreement has been executed by the Subscriber and by the Company on the respective dates set forth below.

Number of Units		Price Per Unit		Amount of Purchase Price
_______	x	$10,000	=	$___________

For Corporations, Trusts and Partnerships:

____
Tax Identification No.

____
Printed Name

____
Signature of Authorized Signatory

____
Date

____
Telephone No.

____
Street

____
Facsimile No:

____
City State Zip

Subscription Accepted by:

Mobiform Software, Inc.

By:___________________________
Ron DeSerranno, President

Date::__________________________

SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE, PARTNERSHIP, TRUST, AND JOINT PURCHASERS

If the subscriber is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

I. Certificate. The subscriber must date and sign the Certificate below, and, if requested by the Company, the subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

II. Amended Subscription Agreement

A. Corporations. An authorized officer of the corporation must date, sign, and complete this Amended Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

B. Partnerships. An authorized partner must date, sign, and complete this Amended Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

C. Trusts. In the case of a trust, the authorized trustee should date, sign, and complete this Amended Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in this Amended Subscription Agreement as it pertains to him as an individual.

D. Joint Ownership. In all cases, each individual must date, sign, and complete this Amended Subscription Agreement. Joint investors must state if they are purchasing the Units as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute this Amended Subscription Agreement Signature Page

CERTIFICATE FOR CORPORATE, PARTNERSHIP, AND TRUST PURCHASERS

If the Subscriber is a corporation, partnership or trust purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

CERTIFICATE

I hereby certify that:

a. The Subscriber has been duly formed and is validly existing and has full power and authority to invest in Mobiform Software, Inc..

b. This Amended Subscription Agreement has been duly and validly authorized, executed, and delivered by the Subscriber and, upon acceptance by Mobiform Software, Inc. will constitute the valid, binding, and enforceable obligation of the Subscriber.

Dated: ____________

____
Name of corporation, partnership or trust
(please print)

____
Signature and title of authorized officer, partner, or trustee